                                                                CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20459
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 3, 2003
                                                      --------------------------


                               CAMBREX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        1-10638                                           22-2476135
------------------------                 ---------------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey                07073
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:           (201)804-3000
                                                        ------------------------

                               CAMBREX CORPORATION

                                    Form 8-K

                                 Current Report

                                  April 3, 2003

Item 5.    Other Events
           ------------

           Cambrex Corporation announced today that its full year 2003 earnings forecast is being reduced from previous guidance and that the Company has decided to enter into a settlement and indemnity agreement with Mylan Laboratories for current and future class action claims.

           The Company currently anticipates that its full year 2003 earnings will be in the range of $1.05 to $1.25 per share, diluted. These results include a special charge related to the settlement with Mylan Laboratories of approximately $8.5 million, after tax or $0.32 per share, diluted.

Item 7.    Financial Statements and Exhibits.

           (c)    Exhibits

                  (99)       Additional exhibits
                  (99) (a)   Press release dated April 3, 2003



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                              CAMBREX CORPORATION



                                              By: /s/ Luke M. Beshar
                                              --------------------------
                                                      Luke M. Beshar
                                                      Senior Vice President and
                                                      Chief Financial Officer

Dated:  April 3, 2003